Exhibit 3.5


              ARTICLES OF MERGER - COMBINATION OF MULTIPLE ENTITIES

           Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act (the "TBCA"), the undersigned domestic corporations certify the following Articles of Merger adopted for the purpose of effecting a merger in accordance with the provisions of Part Five of the TBCA.

1. The name of each of the undersigned corporation(s) and other entity or entities that are a party to the plan of merger or that are to be created by the plan of merger, the type of such corporation or other entity, and the laws under which such corporation or other entity was organized are:

  Name of Corporation or
       Other Entity                          Type of Entity              State
       ------------                          --------------              -----
Texas Commercial Resources, Inc.               Corporation               Texas
Texas Commercial Resources, Inc. (f/k/a        Corporation               Texas
EZUtilities, Corp.)

2. An Agreement and Plan of Merger (the "Plan of Merger") was approved and adopted in accordance with the provisions of Article 5.03 of the TBCA providing for the combination of TEXAS COMMERCIAL RESOURCES, INC., a Texas corporation (charter number 576991-0), and TEXAS COMMERCIAL RESOURCES, INC., a Texas corporation formerly known as EZUtilities, Corp. (charter number 1145373-00), and resulting in TEXAS COMMERCIAL RESOURCES, INC. (charter number 1145373-00), being the surviving corporation in the merger. The surviving corporation will be responsible for the payment of all fees and franchise taxes of the constituent corporations and will be obligated to pay all fees and franchise taxes if the same are not timely paid.

3. An executed copy of the plan of merger is on file at the principal place of business of Texas Commercial Resources, Inc., 7500 San Felipe, Suite 475, Houston, Texas 77063 and a copy of the Plan of Merger will be furnished by such entity, on written request and without cost, to any shareholder of each domestic corporation that is a party to or created by the Plan of Merger and to any creditor or obligee of the parties to the merger at the time of the merger if such obligation is then outstanding.

4. No amendments to the Articles of Incorporation of Texas Commercial Resources, Inc., the surviving corporation, are to be effected by the merger.

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5. As to each of the undersigned domestic corporations, the approval of whose shareholders is required, the number of outstanding shares of each class or series of stock of such corporation entitled to vote, with other shares or as a class, on the Plan of Merger are as follows:





                                                                                                              Number of Shares
                                     Number of Shares                        Designation of                 Entitled to Vote as a
                                      Outstanding                            Class or Series                 Class or Series
                                      -----------                            ---------------                 --------------
       Name of Corporation
Texas Commercial Resources, Inc.         2,261,483                           Common Stock                       2,261,483
Texas Commercial Resources, Inc.         9,081,400                           Common Stock                       9,081,400

6. As to each of the undersigned domestic corporations, the approval of whose shareholders is required, the number of shares, not entitled to vote only as a class, voted for and against the Plan of Merger, respectively, and, if the shares of any class or series are entitled to vote as a class, the number of shares of each such class or series voted for and against the Plan of Merger, are as follows:



                                                                                                         Number of Shares
                                                                                                        Entitled to Vote as
                                                                                                          Class or Series
                                                                                                          ---------------

              Name of                 Total Voted           Total Voted                            Voted              Voted
             Corporation                  For                Against         Class or Series        For              Against
             -----------                 -----               -------         ---------------        ---              --------


Texas Commercial Resources, Inc.            N/A               N/A             Common Stock          2,261,483            0
Texas Commercial Resources, Inc.            N/A               N/A             Common Stock          8,946,000            0


7. The merger will become effective upon the issuance of the certificate of merger by the Secretary of State.

Dated December 24, 2001

TEXAS COMMERCIAL RESOURCES,               TEXAS COMMERCIAL RESOURCES,
INC.                                      INC.


By:     /s/ H. L. Schulle                  By:   /s/ Henry A. Schulle
    ----------------------------------        ----------------------------
 Its  Vice President                       Its  President
    ---------------------------               --------------------

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